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                                                                   EXHIBIT 10.19



                                   AGREEMENT


WITNESS this agreement dated the 5th day of December, 1995 by and between Astra Resources, Inc. ("Astra"), a Kansas corporation, Hanover Compressor Company ("Hanover"), a Delaware corporation and Astra Resources Compression, Inc. ("Compression"), a Texas corporation, collectively referred to as the "Parties."

WHEREAS the Parties have entered into an Agreement and Plan of Merger of like date which provides for the merger of Hanover Acquisition Corp., a wholly owned subsidiary of Hanover, into ("Compression"), a wholly owned subsidiary of Astra. Upon such combination Compression will become a wholly-owned subsidiary of Hanover,

WHEREAS Compression is the owner of its shop facilities in East Bernard, Texas (the "Facility"), and

WHEREAS Compression's predecessor(s) in title, including any Trustees or Receivers of a predecessor, caused a portion of the Facility formerly used as a solid waste landfill to be remediated by the removal of all, or substantially all, of the solid waste from the site for disposal, and

WHEREAS Hanover has expressed concern over the marketability of the Facility under the circumstances described above,

NOW THEREFORE the Parties agree as follows:

1. THE FACILITY: Pursuant to the terms and conditions contained in the Agreement and Plan of Merger the Facility will continue as property of the surviving entity, Compression. This Agreement provides for the possibility of conveyance of the Facility from Compression to Astra within five years of the date of this agreement (the "Hanover Option").

2. HANOVER OPTION: Astra agrees to the Hanover Option for conveyance of the property to Astra under the following conditions:

         (a) Hanover shall provide substantial evidence of its good faith to market the Facility, which effort failed to result in a bona fide offer resulting in a sale in excess of $150,000 from an entity capable of purchasing,
(i) primarily as a result of the perceived impact of the remediated solid waste landfill, or (ii) the obligation for continued compliance by such transferee(s) of paragraph 2(b) hereof as required by the Agreement and Plan of Merger, and

         (b) Hanover shall provide evidence that it has not conducted any of the following prohibited activities concerning the Facility:
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                      (i)         Hanover and Compression, their employees,
agents, representatives or contractors, have not conducted any Phase II environmental audit review or drilling for purposes of taking soil or groundwater samples at the Facility unless required to do so by a regulatory agency having jurisdiction over soil and groundwater contamination,

                      (ii) Hanover and Compression, their employees, agents, representatives or contractors have not operated the Facility or taken any action subsequent to the date hereof which would reasonably be expected to have a negative environmental impact on the Facility, and

                    (iii) Hanover and Compression, their employees, agents, representatives or contractors have not initiated, nor caused to be initiated any investigation of the Facility, for which Astra does not reasonably believe the parties are legally obligated to initiate.

3. EXERCISE OF THE HANOVER OPTION: Hanover has the sole option to convey, or cause to be conveyed from Compression, the Facility to Astra, or its successor, at any time within five years from the date of this agreement if the conditions specified above have all been met. Good and marketable title shall be transferred by Special Warranty Deed.

4. CONSIDERATION: The total consideration to be paid by Astra for the Facility upon exercise of the Hanover Option will be One Hundred, Fifty Thousand Dollars ($150,000).

5. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the Parties relating to the Hanover Option and all prior discussions and writings are superseded by this Agreement, which may not be amended except in writing by the Parties.

6. APPLICABLE LAW: This Agreement shall be governed by the laws of the State of Texas.


                                        HANOVER COMPRESSOR COMPANY


                                        BY:
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                                        ASTRA RESOURCES, INC.


                                        BY
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                                        ASTRA RESOURCES COMPRESSION, INC.


                                        BY:
                                           ----------------------------